Tompkins Financial Corp 8-K

Exhibit 99.1

For more information contact:

Stephen S. Romaine, President & CEO

Francis M. Fetsko, Executive VP, CFO & COO

Tompkins Financial Corporation (888) 503-5753

For Immediate Release

Friday, October 28, 2022

Tompkins Financial Corporation Reports third Quarter Earnings

ITHACA, NY - Tompkins Financial Corporation (NYSE American: TMP)

Tompkins Financial Corporation ("Tompkins" or the "Company") reported diluted earnings per share of $1.48 for the third quarter of 2022, up 2.1% from $1.45 per share in the third quarter of 2021. Net income for the third quarter of 2022 of $21.3 million was essentially unchanged when compared to the third quarter of 2021.

For the year-to-date period ended September 30, 2022, diluted earnings per share was $4.53, down 4.0% from $4.72 for the same year-to-date period in 2021. Year-to-date net income was $65.5 million for the period ended September 30, 2022, down $4.3 million, or 6.2%, from the same period in 2021. The year-to-date net income variance was primarily attributable to the provision for credit losses, which was an expense of $1.4 million in 2022, versus a credit of $6.1 million in 2021, resulting in a pretax variance of $7.5 million.

Tompkins President and CEO Stephen Romaine commented, "We noted several favorable trends during the third quarter of 2022. Revenue increased for the second consecutive quarter and grew at an annualized rate of 8.3% over the second quarter of this year. Our total loans grew at an annualized rate of 3.8% during the quarter, although that growth rate is somewhat slower than the 7.8% growth we experienced in the second quarter of this year. Our team did an excellent job supporting business in our communities with PPP loans and we are pleased that our loans outstanding under that program totaled less than $1 million as of September 30, 2022."

SELECTED HIGHLIGHTS FOR THE PERIOD:

•	Total loans at September 30, 2022 were $5.2 billion, up $45.9 million over the immediate prior quarter, reflecting an annualized increase of 3.6% from June 30, 2022.
•	Net interest margin of 3.04% for the quarter ended September 30, 2022 was down as compared to the 3.09% for the quarter ended June 30, 2022, but increased from 2.89% for the same period in 2021.
•	Total deposits at September 30, 2022 were $6.9 billion and were up 2.5% compared to the second quarter of 2022, and down 2.2% from the same period of 2021.

NET INTEREST INCOME

Net interest income was $58.1 million for the third quarter of 2022, which was in line with the most recent prior quarter. The third quarter of 2022 showed increased interest income in both the loan and security portfolios, but was slightly offset by higher funding cost on both deposits and other borrowings. Net interest income for the third quarter of 2022 was up $2.0 million, or 3.6% from the same period in 2021. Net interest income for the current quarter included $88,000 of net deferred loan fees associated with PPP loans, down from net deferred loan fees of $873,000 for the quarter ended June 30, 2022, and $3.3 million of net deferred loan fees in the third quarter of 2021.

For the year-to-date period ended September 30, 2022, net interest income was $173.0 million, up $7.0 million or 4.2% compared to the year-to-date period ended September 30, 2021. For the year-to-date period in 2022, net deferred loan fees associated with PPP loans were approximately $3.0 million, down from $8.0 million in the same period of 2021.

Average loans for the quarter ended September 30, 2022 increased $70.0 million or 1.4%, compared to the same period in 2021. The increase in average loans as compared to the same period prior year was mainly in commercial and residential real estate loans, which were up 7.6%, and 5.9%, respectively. Commercial and industrial loans were down 21.1%, mainly driven by lower PPP loan balances. Interest earning asset yields for the quarter ended September 30, 2022 were up 9 basis points from the second quarter of 2022 and up 17 basis points compared to the same period in 2021.

Average total deposits for the third quarter of 2022 were down $137.4 million, or 2.0% compared to the same period in 2021. Average noninterest bearing deposits for the quarter ended September 30, 2022 were up $84.7 million or 3.9% compared to the quarter ended September 30, 2021. For the third quarter of 2022, the average rate paid on interest-bearing deposits of 0.36% was up 18 basis points from the second quarter of 2022, and 14 basis points from the same period in 2021. The total cost of interest-bearing liabilities of 0.45% for the third quarter of 2022 represented an increase of 23 basis points over the second quarter of 2022, and an increase of 6 basis points versus the same period in 2021.

Exhibit 99.1

NONINTEREST INCOME

Noninterest income of $20.7 million for the third quarter of 2022 and $59.6 million for the year-to-date period were both in-line with the same periods in 2021. For the third quarter of 2022, total service-related fee categories were up $665,000 or 3.5% over the same quarter prior year, mainly driven by growth in insurance commissions and fees, and service charges on deposit accounts, which were partially offset by lower wealth management fees. The decline in wealth management fees is mainly a result of market conditions. Other income was down from the same quarter last year, mainly due to lower earnings on bank-owned life insurance, which was down $603,000 compared to the same quarter in 2021, as certain separate account policies were unfavorably impacted by decreases in the market value of the underlying assets.

NONINTEREST EXPENSE

Noninterest expense was $49.6 million for the third quarter of 2022, down $578,000 or 1.2% from the third quarter of 2021. For the year-to-date period, noninterest expense of $145.6 million was up $3.4 million or 2.4% from the same period in 2021. Growth in noninterest expense for the year-to-date period was primarily driven by increases in salary and wage expense and other noninterest expense. Other noninterest expense for the three months ended and year-to-date period ended September 30, 2022, included nonrecurring expenses of $196,000 and $1.2 million, respectively, related to the consolidation and rebranding of the Company's four banking charters.

INCOME TAX EXPENSE

The Company's effective tax rate was 24.1% for the third quarter of 2022, compared to 23.7% for the same period in 2021. The effective tax rate for the nine months ended September 30, 2022 was 23.4%, compared to 22.1% reported for the same period in 2021.

The increase in the effective tax rate for the three and nine months ended September 30, 2022, over the same periods in 2021, is largely due to the anticipated loss of certain New York State tax benefits. The Company's banking subsidiary has an investment in a real estate investment trust that provides certain benefits on its New York State tax return for qualifying entities. A condition to claim the benefit is that the consolidated company has qualified average assets of no more than $8.0 billion for the taxable year. The Company expects average assets to exceed the $8.0 billion threshold for the 2022 tax year. As of September 30, 2022, the Company's consolidated average assets were slightly over the $8.0 billion threshold, as defined by New York State law. The Company will continue to monitor the consolidated average assets during 2022 to determine future eligibility.

Exhibit 99.1

ASSET QUALITY

The allowance for credit losses represented 0.86% of total loans and leases at September 30, 2022, up from 0.85% at June 30, 2022 and down from 0.91% at September 30, 2021. The allowance coverage as a percentage of nonperforming loans and leases was 128.27% at September 30, 2022, down compared to 147.95% at June 30, 2022 and improved from the 76.15% reported at September 30, 2021.

The provision for credit losses for the third quarter of 2022 was an expense of $1.1 million, compared to a credit of $1.2 million for the same period in 2021. Provision for credit losses for the nine months ended September 30, 2022 was an expense of $1.4 million, compared to a credit of $6.1 million for the same period in 2021. The increase in provision for credit losses for both the three and nine month periods is mainly driven by current economic forecasts coupled with loan growth.

Nonperforming assets represented 0.45% as of September 30, 2022, up from 0.40% at December 31, 2021, and down compared to 0.75% at September 30, 2021. At September 30, 2022, nonperforming loans and leases totaled $34.9 million, compared to $31.2 million at December 31, 2021, and $60.7 million at September 30, 2021.

Special Mention and Substandard loans and leases totaled $106.7 million at September 30, 2022, reflecting improvement from $137.6 million at December 31, 2021, and $115.0 million at June 30, 2022. The decrease in Special Mention and Substandard loans, compared to the most recent prior quarter, was mainly due to improved asset quality in the hospitality industry as occupancy rates continue to increase.

The Company funded a total of 5,140 applications for PPP loans totaling $694.1 million in 2020 and 2021. As of September 30, 2022, there were fourteen outstanding PPP loans totaling approximately $875,000. Total net deferred fees on the remaining balance of PPP loans amounted to $18,000 at September 30, 2022.

CAPITAL POSITION

Capital ratios at September 30, 2022 remained well above the regulatory minimums for well-capitalized institutions. The ratio of Total Capital to Risk-Weighted Assets was 14.26% at September 30, 2022, compared to 14.23% at December 31, 2021, and 14.21% at September 30, 2021. The ratio of Tier 1 capital to average assets was 9.14% at September 30, 2022, compared to 8.72% at December 31, 2021, and 8.54% at September 30, 2021.

During the third quarter of 2022, the Company repurchased 18,182 common shares at an aggregate cost of $1.3 million. These shares were purchased under the Company's Stock Repurchase Program announced in the third quarter of 2021. For the nine month period ended September 30, 2022, the Company repurchased 197,979 common shares at an aggregate cost of $15.4 million.

Exhibit 99.1

ABOUT TOMPKINS FINANCIAL CORPORATION

Tompkins Financial Corporation is a banking and financial services company serving the Central, Western, and Hudson Valley regions of New York and the Southeastern region of Pennsylvania. Headquartered in Ithaca, NY, Tompkins Financial is parent to Tompkins Community Bank and Tompkins Insurance Agencies, Inc., and offers wealth management services through Tompkins Financial Advisors. For more information on Tompkins Financial, visit www.tompkinsfinancial.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Forward-looking statements may be identified by use of such words as "may", "will", "estimate", "intend", "continue", "believe", "expect", "plan", or "anticipate", and other similar words. Forward-looking statements are made based on management’s expectations and beliefs concerning future events impacting the Company and are subject to certain uncertainties and factors relating to the Company’s operations and economic environment, all of which are difficult to predict and many of which are beyond the control of the Company, that could cause actual results of the Company to differ materially from those expressed and/or implied by forward-looking statements. The following factors, in addition to those listed as Risk Factors in Item 1A of our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission, are among those that could cause actual results to differ materially from the forward-looking statements; changes in general economic, market and regulatory conditions; estimated GDP growth and inflation trends; the ongoing dynamic nature of the COVID-19 pandemic and its impact; the impact of the interest rate and inflationary environment on the Company's business, financial condition and results of operations; other income or cash flow anticipated from the Company’s operations, investment and/or lending activities; changes in laws and regulations affecting banks, bank holding companies and/or financial holding companies, such as SEC rule making, The Dodd-Frank Act, Basel III, and state and local government mandates; technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; governmental and public policy changes, including environmental regulation; reliance on large customers; uncertainties arising from national and global events such as the war in the Ukraine, including the potential impact of widespread protests, civil unrest, and political uncertainty on the economy and the financial services industry; and financial resources in the amounts, at the times and on the terms required to support the Company’s future businesses. The Company does not undertake any obligation to update its forward-looking statements.

Exhibit 99.1

TOMPKINS FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF CONDITION

(In thousands, except share and per share data)	As of	As of
ASSETS	9/30/2022	12/31/2021
		(Audited)
Cash and noninterest bearing balances due from banks	$20,342	$23,078
Interest bearing balances due from banks	83,270	40,029
Cash and Cash Equivalents	103,612	63,107

Available-for-sale debt securities, at fair value (amortized cost of $2,010,101 at September 30, 2022 and $2,063,790 at December 31, 2021)	1,740,936	2,044,513
Held-to-maturity securities, at amortized cost (fair value of $258,755 at September 30, 2022 and $282,288 at December 31, 2021)	312,329	284,009
Equity securities, at fair value (amortized cost $771 at September 30, 2022 and $902 at December 31, 2021)	771	902
Total loans and leases, net of unearned income and deferred costs and fees	5,208,436	5,075,467
Less: Allowance for credit losses	44,772	42,843
Net Loans and Leases	5,163,664	5,032,624

Federal Home Loan Bank and other stock	9,156	10,996
Bank premises and equipment, net	82,636	85,416
Corporate owned life insurance	86,857	86,495
Goodwill	92,602	92,447
Other intangible assets, net	2,932	3,643
Accrued interest and other assets	184,446	115,830
Total Assets	$7,779,941	$7,819,982
LIABILITIES
Deposits:
Interest bearing:
Checking, savings and money market	4,076,753	4,016,025
Time	599,612	639,674
Noninterest bearing	2,260,361	2,135,736
Total Deposits	6,936,726	6,791,435

Federal funds purchased and securities sold under agreements to repurchase	55,340	66,787
Other borrowings	101,000	124,000
Other liabilities	113,916	108,819
Total Liabilities	$7,206,982	$7,091,041
EQUITY
Tompkins Financial Corporation shareholders' equity:
Common Stock - par value $.10 per share: Authorized 25,000,000 shares; Issued: 14,519,667 at September 30, 2022; and 14,696,911 at December 31, 2021	1,452	1,470
Additional paid-in capital	303,431	312,538
Retained earnings	515,870	475,262
Accumulated other comprehensive loss	(243,237)	(55,950)
Treasury stock, at cost – 125,944 shares at September 30, 2022, and 124,709 shares at December 31, 2021	(6,063)	(5,791)
Total Tompkins Financial Corporation Shareholders’ Equity	571,453	727,529
Noncontrolling interests	1,506	1,412
Total Equity	$572,959	$728,941
Total Liabilities and Equity	$7,779,941	$7,819,982

Exhibit 99.1

TOMPKINS FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data) (Unaudited)	Three Months Ended		Nine Months Ended
	9/30/2022	9/30/2021	9/30/2022	9/30/2021
INTEREST AND DIVIDEND INCOME
Loans	$55,041	$53,738	$158,677	$161,598
Due from banks	85	136	190	266
Available-for-sale debt securities	7,157	6,312	20,990	17,188
Held-to-maturity securities	1,221	732	3,551	1,044
Federal Home Loan Bank and other stock	166	196	391	608
Total Interest and Dividend Income	63,670	$61,114	$183,799	$180,704
INTEREST EXPENSE
Time certificates of deposits of $250,000 or more	563	518	1,389	1,724
Other deposits	3,631	2,088	6,898	6,835
Federal funds purchased and securities sold under agreements to repurchase	14	17	45	48
Trust preferred debentures	0	1,237	0	2,233
Other borrowings	1,351	1,156	2,480	3,883
Total Interest Expense	5,559	5,016	10,812	14,723
Net Interest Income	58,111	56,098	172,987	165,981
Less: Provision (credit) for credit loss expense	1,056	(1,232)	1,392	(6,133)
Net Interest Income After Credit for Credit Loss Expense	57,055	57,330	171,595	172,114
NONINTEREST INCOME
Insurance commissions and fees	10,825	9,833	28,571	27,053
Wealth management fees	4,337	4,957	13,850	14,347
Service charges on deposit accounts	1,917	1,638	5,452	4,579
Card services income	2,731	2,717	8,233	8,051
Other income	977	1,769	3,694	5,408
Net (loss) gain on securities transactions	(95)	(60)	(179)	257
Total Noninterest Income	20,692	20,854	59,621	59,695
NONINTEREST EXPENSE
Salaries and wages	25,344	24,825	73,012	71,477
Other employee benefits	6,489	5,777	18,627	17,887
Net occupancy expense of premises	3,258	3,019	9,930	10,042
Furniture and fixture expense	2,056	2,066	6,051	6,220
Amortization of intangible assets	218	329	655	988
Other operating expense	12,237	14,164	37,286	35,519
Total Noninterest Expenses	49,602	50,180	145,561	142,133
Income Before Income Tax Expense	28,145	28,004	85,655	89,676
Income Tax Expense	6,774	6,630	20,079	19,781
Net Income Attributable to Noncontrolling Interests and Tompkins Financial Corporation	21,371	21,374	65,576	69,895
Less: Net Income Attributable to Noncontrolling Interests	31	32	94	96
Net Income Attributable to Tompkins Financial Corporation	$21,340	21,342	65,482	69,799
Basic Earnings Per Share	$1.49	$1.46	$4.55	$4.74
Diluted Earnings Per Share	$1.48	$1.45	$4.53	$4.72

Exhibit 99.1

Average Consolidated Statements of Condition and Net Interest Analysis (Unaudited)

	Quarter Ended			Quarter Ended
	September 30, 2022			September 30, 2021
	Average			Average
	Balance		Average	Balance		Average
(Dollar amounts in thousands)	(QTD)	Interest	Yield/Rate	(QTD)	Interest	Yield/Rate
ASSETS
Interest-earning assets
Interest-bearing balances due from banks	$63,516	$85	0.53%	$376,341	$136	0.14%
Securities (1)
U.S. Government securities	2,276,380	7,853	1.37%	2,133,984	6,467	1.20%
State and municipal (2)	95,627	614	2.55%	109,375	697	2.53%
Other securities (2)	3,323	37	4.44%	3,417	23	2.64%
Total securities	2,375,330	8,504	1.42%	2,246,776	7,187	1.27%
FHLBNY and FRB stock	15,058	166	4.38%	15,330	196	5.07%
Total loans and leases, net of unearned income (2)(3)	5,185,219	55,265	4.23%	5,115,253	53,989	4.19%
Total interest-earning assets	7,639,123	64,020	3.32%	7,753,700	61,508	3.15%
Other assets	214,724			348,370
Total assets	$7,853,847			$8,102,070
LIABILITIES & EQUITY
Deposits
Interest-bearing deposits
Interest bearing checking, savings, & money market	$3,979,590	$2,863	0.29%	$4,090,840	$906	0.09%
Time deposits	596,299	1,331	0.89%	707,212	1,700	0.95%
Total interest-bearing deposits	4,575,889	4,194	0.36%	4,798,052	2,606	0.22%
Federal funds purchased & securities sold under agreements to repurchase	53,810	14	0.10%	60,798	17	0.11%
Other borrowings	232,158	1,351	2.31%	224,459	1,156	2.04%
Trust preferred debentures	0	0	0.00%	3,444	1,237	142.50%
Total interest-bearing liabilities	4,861,857	5,559	0.45%	5,086,753	5,016	0.39%
Noninterest bearing deposits	2,250,263			2,165,537
Accrued expenses and other liabilities	106,403			116,663
Total liabilities	7,218,523			7,368,953
Tompkins Financial Corporation Shareholders’ equity	633,837			731,629
Noncontrolling interest	1,487			1,488
Total equity	635,324			733,117

Total liabilities and equity	$7,853,847			$8,102,070
Interest rate spread			2.87%			2.76%
Net interest income/margin on earning assets		58,461	3.04%		56,492	2.89%

Tax Equivalent Adjustment		(350)			(394)
Net interest income per consolidated financial statements		$58,111			$56,098

Exhibit 99.1

Average Consolidated Statements of Condition and Net Interest Analysis (Unaudited)

	Year to Date Period Ended			Year to Date Period Ended
	September 30, 2022			September 30, 2021
	Average			Average
	Balance			Balance		Average
(Dollar amounts in thousands)	(YTD)	Interest		(YTD)	Interest	Yield/Rate
ASSETS
Interest-earning assets
Interest-bearing balances due from banks	$94,988	$190	0.27%	$333,769	$266	0.11%
Securities (1)
U.S. Government securities	2,291,636	22,960	1.34%	1,920,717	16,417	1.14%
State and municipal (2)	98,262	1,882	2.56%	114,809	2,200	2.56%
Other securities (2)	3,349	88	3.52%	3,420	69	2.70%
Total securities	2,393,247	24,930	1.39%	2,038,946	18,685	1.23%
FHLBNY and FRB stock	12,481	391	4.19%	16,328	608	4.98%
Total loans and leases, net of unearned income (2)(3)	5,119,309	159,353	4.16%	5,225,087	162,355	4.15%
Total interest-earning assets	7,620,025	184,864	3.24%	7,614,130	181,915	3.19%
Other assets	244,615			346,441
Total assets	$7,864,640			$7,960,571
LIABILITIES & EQUITY
Deposits
Interest-bearing deposits
Interest bearing checking, savings, & money market	$4,070,607	$4,502	0.15%	$4,002,724	$2,943	0.10%
Time deposits	610,432	3,785	0.83%	727,445	5,616	1.03%
Total interest-bearing deposits	4,681,039	8,287	0.24%	4,730,169	8,559	0.24%
Federal funds purchased & securities sold under agreements to repurchase	57,606	45	0.10%	57,498	48	0.11%
Other borrowings	176,007	2,480	1.88%	254,002	3,883	2.04%
Trust preferred debentures	0	0	0.00%	9,849	2,233	30.32%
Total interest-bearing liabilities	4,914,652	10,812	0.29%	5,051,518	14,723	0.39%
Noninterest bearing deposits	2,183,258			2,066,567
Accrued expenses and other liabilities	104,446			117,383
Total liabilities	7,202,356			7,235,468
Tompkins Financial Corporation Shareholders’ equity	660,826			723,645
Noncontrolling interest	1,458			1,458
Total equity	662,284			725,103

Total liabilities and equity	$7,864,640			$7,960,571
Interest rate spread			2.95%			2.80%
Net interest income/margin on earning assets		174,052	3.05%		167,192	2.94%

Tax Equivalent Adjustment		(1,065)			(1,211)
Net interest income per consolidated financial statements		$172,987			$165,981

Exhibit 99.1

Tompkins Financial Corporation - Summary Financial Data (Unaudited)

(In thousands, except per share data)
	Quarter-Ended					Year-Ended
Period End Balance Sheet	Sep-22	Jun-22	Mar-22	Dec-21	Sep-21	Dec-21
Securities	$ 2,054,036	$ 2,204,851	$ 2,285,527	$ 2,329,424	$ 2,337,105	$ 2,329,424
Total Loans	5,208,436	5,162,503	5,063,451	5,075,467	5,096,778	5,075,467
Allowance for credit losses	44,772	43,793	42,126	42,843	46,259	42,843
Total assets	7,779,941	7,842,461	7,891,111	7,819,982	8,113,110	7,819,982
Total deposits	6,936,726	6,769,521	7,016,739	6,791,435	7,090,898	6,791,435
Federal funds purchased and securities sold under agreements to repurchase	55,340	50,075	57,115	66,787	72,490	66,787
Other borrowings	101,000	295,600	60,000	124,000	110,000	124,000
Trust preferred debentures	0	0	0	0	0	0
Total common equity	571,453	622,843	656,049	727,529	720,851	727,529
Total equity	572,959	624,318	657,492	728,941	722,357	728,941

Average Balance Sheet
Average earning assets	$ 7,639,123	$ 7,621,588	$ 7,598,922	$ 7,660,556	$ 7,753,700	$ 7,625,832
Average assets	7,853,847	7,830,645	7,910,047	7,993,816	8,102,070	7,968,951
Average interest-bearing liabilities	4,861,857	4,901,345	4,982,075	4,966,711	5,086,753	5,030,143
Average equity	635,324	639,354	713,027	722,619	733,117	724,476

Share data
Weighted average shares outstanding (basic)	14,289,022	14,317,415	14,400,003	14,452,775	14,494,533	14,568,763
Weighted average shares outstanding (diluted)	14,367,149	14,387,601	14,478,183	14,532,480	14,568,334	14,648,167
Period-end shares outstanding	14,483,757	14,504,604	14,561,450	14,661,001	14,659,195	14,661,001
Common equity book value per share	$ 39.45	$ 42.94	$ 45.05	$ 49.62	$ 49.17	$ 49.62

Income Statement
Net interest income	$ 58,111	$ 58,262	$ 56,614	$ 57,811	$ 56,098	$ 223,792
Provision (credit) for credit loss expense (5)	1,056	856	(520)	3,914	(1,232)	(2,219)
Noninterest income	20,692	18,944	19,985	19,154	20,854	78,849
Noninterest expense (5)	49,602	49,120	46,839	48,154	50,180	190,287
Income tax expense	6,774	6,329	6,976	5,401	6,630	25,182
Net income attributable to Tompkins Financial Corporation	21,340	20,869	23,273	19,465	21,342	89,264
Noncontrolling interests	31	32	31	31	32	127
Basic earnings per share (4)	1.49	1.45	1.61	1.34	1.46	6.08
Diluted earnings per share (4)	1.48	1.45	1.60	1.33	1.45	6.05

Nonperforming Assets
Nonaccrual loans and leases	$ 30,013	$ 24,665	$ 25,200	$ 26,033	$ 47,941	$ 26,033
Loans and leases 90 days past due and accruing	161	62	0	0	7,463	0
Troubled debt restructuring not included above	4,730	4,872	5,064	5,124	5,343	5,124
Total nonperforming loans and leases	34,904	29,599	30,264	31,157	60,747	31,157
OREO	335	122	88	135	135	135
Total nonperforming assets	$ 35,239	$ 29,721	$ 30,352	$ 31,292	$ 60,882	$ 31,292

Exhibit 99.1

Tompkins Financial Corporation - Summary Financial Data (Unaudited) - continued

	Quarter-Ended					Year-Ended
Delinquency - Total loan and lease portfolio	Sep-22	Jun-22	Mar-22	Dec-21	Sep-21	Dec-21
Loans and leases 30-89 days past due and
accruing	$ 3,160	$ 9,837	$ 1,735	$ 3,072	$ 1,436	$ 3,072
Loans and leases 90 days past due and accruing	0	0	0	0	7,463	0
Total loans and leases past due and accruing	3,160	9,837	1,735	3,072	8,899	3,072

Allowance for Credit Losses
Balance at beginning of period	$ 43,793	$ 42,126	$ 42,843	$ 46,259	$ 47,505	$ 51,669
Provision (credit) for credit losses	1,101	780	(734)	3,600	(1,177)	$ (2,805)
Net loan and lease charge-offs (recoveries)	122	(887)	(17)	7,016	69	$ 6,021
Allowance for credit losses at end of period	$ 44,772	$ 43,793	$ 42,126	$ 42,843	$ 46,259	$ 42,843

Allowance for Credit Losses - Off-Balance Sheet Exposure
Balance at beginning of period	$ 2,796	$ 2,720	$ 2,506	$ 2,192	$ 2,247	$ 1,920
(Credit) provision for credit losses	(45)	76	214	314	(55)	$ 586
Allowance for credit losses at end of period	$ 2,751	$ 2,796	$ 2,720	$ 2,506	$ 2,192	$ 2,506

Loan Classification - Total Portfolio
Special Mention	$ 66,730	$ 72,270	$ 92,380	$ 85,530	$ 98,253	$ 85,530
Substandard	40,007	42,756	42,722	52,047	70,213	52,047

Ratio Analysis

Credit Quality
Nonperforming loans and leases/total loans and leases	0.67%	0.57%	0.60%	0.61%	1.19%	0.61%
Nonperforming assets/total assets	0.45%	0.38%	0.38%	0.40%	0.75%	0.40%
Allowance for credit losses/total loans and leases	0.86%	0.85%	0.83%	0.84%	0.91%	0.84%
Allowance/nonperforming loans and leases	128.27%	147.95%	139.20%	137.51%	76.15%	137.49%
Net loan and lease losses annualized/total average loans and leases	0.01%	(0.07) %	0.00%	0.55%	0.01%	0.12%

Capital Adequacy
Tier 1 Capital (to average assets)	9.14%	9.02%	8.89%	8.72%	8.54%	8.75%
Total Capital (to risk-weighted assets)	14.26%	14.07%	14.23%	14.23%	14.21%	14.39%

Profitability (period-end)
Return on average assets *	1.08%	1.07%	1.19%	0.97%	1.05%	1.12%
Return on average equity *	13.33%	13.09%	13.24%	10.69%	11.55%	12.32%
Net interest margin (TE) *	3.04%	3.09%	3.04%	3.01%	2.89%	2.96%
* Quarterly ratios have been annualized

(1) Average balances and yields on available-for-sale securities are based on historical amortized cost.

(2) Interest income includes the tax effects of taxable-equivalent adjustments using an effective income tax rate of 21% in 2022 and 2021 to increase tax exempt interest income to taxable-equivalent basis.

(3) Nonaccrual loans are included in the average asset totals presented above. Payments received on nonaccrual loans have been recognized as disclosed in Note 1 of the Company's consolidated financial statements included in Part I of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

(4) Earnings per share for the full fiscal year may not equal the sum of the quarterly earnings per share as a result of rounding of average shares.

(5) Amounts in prior periods' financial statements are reclassified when necessary to conform to the current period's presentation.